Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 10, 2020, Parsley Energy, Inc. (“Parsley”) completed the acquisition of Jagged Peak Energy Inc. (“Jagged Peak”), pursuant to that certain Agreement and Plan of Merger, dated as of October 14, 2019 (the “Merger Agreement”), among Parsley, Jackal Merger Sub, Inc., a wholly owned subsidiary of Parsley (“Merger Sub”), and Jagged Peak. Pursuant to the Merger Agreement, Merger Sub merged with and into Jagged Peak (the “Merger”), with Jagged Peak continuing as the surviving corporation, and immediately thereafter, as part of the same transaction, Jagged Peak merged with and into Jackal Merger Sub A, LLC, a Delaware limited liability company and wholly owned subsidiary of Parsley (“LLC Sub”), with LLC Sub continuing as the surviving entity. At the Effective Time of the Merger (the “Effective Time”), each eligible share of common stock, par value $0.01 per share, of Jagged Peak (“Jagged Peak Common Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.447 shares (the “Exchange Ratio”) of Class A common stock, par value $0.01 per share, of Parsley (“Parsley Class A common stock”), with cash paid in lieu of the issuance of any fractional shares.

The following unaudited pro forma combined financial information (the “pro forma financial statements”) give effect to the Merger, which is being accounted for using the acquisition method of accounting with Parsley identified as the acquirer. Under the acquisition method of accounting, Parsley recorded assets acquired and liabilities assumed from Jagged Peak at their respective acquisition date fair values as of January 10, 2020, the date the Merger was completed.

The following pro forma financial statements are derived from the consolidated financial statements of Parsley and Jagged Peak as of and for the year ended December 31, 2019, adjusted to reflect the Merger and related transactions. Certain of Jagged Peak’s historical amounts have been reclassified to conform to Parsley’s financial statement presentation. The unaudited pro forma combined balance sheet (the “pro forma balance sheet”) as of December 31, 2019 gives effect to the Merger as if it had been completed on December 31, 2019. The unaudited pro forma combined statement of operations (the “pro forma statement of operations”) for the year ended December 31, 2019 gives effect to the Merger and related transactions as if they had been completed on January 1, 2019.

The pro forma financial statements reflect the following merger-related pro forma adjustments, based on available information and certain assumptions that Parsley believes are reasonable:

•

The Merger, which is being accounted for using the acquisition method of accounting, with Parsley identified as the acquirer, and the issuance of shares of Parsley Class A common stock as merger consideration;

•

The conversion of Jagged Peak restricted stock units into awards of Parsley restricted stock units and the settlement of Jagged Peak performance stock units through the issuance of shares of Parsley Class A common stock, in each case, in accordance with the Merger Agreement;

•	Adjustments to conform the classification of certain assets and liabilities in Jagged Peak’s historical balance sheet to Parsley’s classification for similar assets and liabilities;

•	Adjustments to conform the classification of expenses in Jagged Peak’s historical statements of operations to Parsley’s classification for similar expenses;

•	The assumption of liabilities for merger-related expenses; and

•	The recognition of estimated tax impacts of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. In Parsley’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to the Merger. These adjustments are directly attributable to the Merger, factually supportable and, with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results of Parsley and Jagged Peak following the Merger.

As of the date hereof, Parsley has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Jagged Peak’s accounting policies to Parsley’s accounting policies. The final determination of the fair value of Parsley’s assets and liabilities will be based on the actual assets and liabilities of Jagged Peak that existed as of the closing date of the Merger. In addition, the value of the consideration paid by Parsley upon the consummation of the Merger is based on the closing price of Parsley Class A common stock on January 9, 2020, the trading day immediately preceding the closing date of the Merger. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Parsley estimated the fair value of Jagged Peak’s assets and liabilities based on discussions with Jagged Peak’s management, preliminary valuation studies, due diligence, and information presented in Jagged Peak’s U.S. Securities and Exchange Commission (“SEC”) filings. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statement of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what Parsley’s financial position or results of operations would have been had the Merger actually been consummated on the assumed dates nor do they purport to project the future operating results or financial position of the combined company following the Merger. The pro forma financial statements do not reflect events that have occurred, or future events that may occur, after the Merger, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the pro forma statement of operations does not include projected synergies expected to be achieved as a result of the Merger or any associated costs that may be required to be incurred to achieve the identified synergies. Additionally, Parsley cannot ensure that charges will not be incurred in excess of those included in the pro forma total consideration related to the Merger or Parsley’s efforts to achieve synergies and integrate the operations of the companies, or that management will be successful in its efforts to integrate the operations of the companies. The pro forma statement of operations also excludes the effects of transaction costs associated with the Merger, costs associated with any restructuring, integration activities, and asset dispositions that have occurred or may result from the Merger. Further, the pro forma financial statements do not reflect the effect of any potential regulatory actions that may impact the results of the combined company following the Merger.

The pro forma financial statements should be read in conjunction with: (i) the accompanying notes to the pro forma financial statements; (ii) the consolidated financial statements of Parsley as of and for the year ended December 31, 2019, and notes related thereto, which are contained in Parsley’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Parsley 2019 Form 10-K”); (iii) the consolidated financial statements of Jagged Peak as of and for the year ended December 31, 2019, and notes related thereto, which are attached as an exhibit to the Current Report on Form 8-K to which these pro forma financial statements are attached as an exhibit; and (iv) the risk factors and other cautionary statements described under the heading “Item 1A. Risk Factors” included in the Parsley 2019 Form 10-K.

PARSLEY ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

DECEMBER 31, 2019

Currency: $ in thousands	Parsley Historical	Jagged Peak Historical	Combined Historical	Reclassifications			Pro Forma Adjustments			Parsley Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,739	$42,637	$63,376	$—			$—			$63,376
Accounts receivable, net of allowance for doubtful accounts:	—	61,308	61,308	(61,308)	(a	)	—			—
Joint interest owners and other	48,785	—	48,785	2,912	(a	)	—			51,697
Oil, natural gas and NGLs	192,216	—	192,216	56,840	(a	)	—			249,056
Related parties	183	—	183	—			—			183
Short-term derivative instruments, net	127,632	8,394	136,026	—			—			136,026
Other current assets	8,818	2,169	10,987	1,556	(a	)	—			12,543

Total current assets	398,373	114,508	512,881	—			—			512,881

PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	11,272,124	2,513,922	13,786,046	—			508,647	(b	)	14,294,693
Accumulated depreciation, depletion and impairment	(2,117,963)	(647,956)	(2,765,919)	—			647,956	(b	)	(2,117,963)

Total oil and natural gas properties, net	9,154,161	1,865,966	11,020,127	—			1,156,603			12,176,730

Other property, plant and equipment, net	170,306	8,608	178,914	—			(3,774)	(b	)	175,140

Total property, plant and equipment, net	9,324,467	1,874,574	11,199,041	—			1,152,829			12,351,870

NONCURRENT ASSETS
Operating lease assets, net of accumulated depreciation	128,529	38,673	167,202	—			(27,583)	(c	)	139,619
Long-term derivative instruments	—	—	—	—			—			—
Other noncurrent assets	4,845	3,115	7,960	—			(2,995)	(d	)	4,965

Total noncurrent assets	133,374	41,788	175,162	—			(30,578)			144,584

TOTAL ASSETS	$9,856,214	$2,030,870	$11,887,084	$—			$1,122,251			$13,009,335

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$416,346	$166,701	$583,047	$—			$37,926	(e	)	$620,973
Revenue and severance taxes payable	154,556	—	154,556	—			—			154,556
Short-term derivative instruments, net	158,522	31,008	189,530	—			—			189,530
Current operating lease liabilities	61,198	32,439	93,637	—			(31,287)	(c	)	62,350
Other current liabilities	5,002	—	5,002	—			—			5,002

Total current liabilities	795,624	230,148	1,025,772	—			6,639			1,032,411

NONCURRENT LIABILITIES
Long-term debt	2,182,832	785,635	2,968,467	—			28,800	(d	)	2,997,267
Deferred tax liability, net	193,409	108,135	301,544	—			236,049	(f	)	537,593
Operating lease liability	69,195	10,373	79,568	—			—			79,568
Payable pursuant to tax receivable agreement	70,529	—	70,529	—			—			70,529
Asset retirement obligations	20,538	2,809	23,347	—			(503)	(g	)	22,844
Financing lease liability	1,320	—	1,320	—			—			1,320
Other noncurrent liabilities	119	—	119	—						119

Total noncurrent liabilities	2,537,942	906,952	3,444,894	—			264,346			3,709,240

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—			—			—
Common stock:
Class A common stock	2,822	2,134	4,956	—			(1,175)	(h	), (i)	3,781
Class B common stock	355	—	355	—			—			355
Additional paid in capital	5,200,795	871,212	6,072,007	—			907,262	(h	), (i)	6,979,269
Retained earnings	570,889	20,424	591,313	—			(32,934)	(h	), (i)	558,379
Treasury stock	(17,428)	—	(17,428)	—			—			(17,428)

Total stockholders’ equity	5,757,433	893,770	6,651,203	—			873,153			7,524,356
Noncontrolling interests	765,215	—	765,215	—			(21,887)	(i	)	743,328

Total equity	6,522,648	893,770	7,416,418	—			851,266			8,267,684

TOTAL LIABILITIES AND EQUITY	$9,856,214	$2,030,870	$11,887,084	$—			$1,122,251			$13,009,335

PARSLEY ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

Currency: $ (In thousands, except per share data)	Parsley Historical	Jagged Peak Historical	Combined Historical	Reclassifications			Pro Forma Adjustments			Parsley Pro Forma Combined
REVENUES
Oil sales	$1,757,315	$578,100	$2,335,415	$—			$—			$2,335,415
Natural gas sales	36,774	2,291	39,065	—			—			39,065
Natural gas liquids sales	155,888	14,272	170,160	—			—			170,160
Other	8,837	9	8,846	—			—			8,846

Total revenues	1,958,814	594,672	2,553,486	—			—			2,553,486

OPERATING EXPENSES
Lease operating expenses	177,148	71,463	248,611	—			—			248,611
Transportation and processing costs	41,198	—	41,198	—			—			41,198
Production and ad valorem taxes	124,961	45,465	170,426	—			—			170,426
Depreciation, depletion and amortization	794,740	265,099	1,059,839	(240)	(a	)	(112,189)	(j	)	947,410
Impairment of unproved oil and natural gas properties	—	47,252	47,252	—			—			47,252
General and administrative expenses	152,700	65,461	218,161	(8,486)	(a	)	—			209,675
Exploration and abandonment costs	100,211	3	100,214	—			—			100,214
Acquisition costs	7,616	—	7,616	8,486	(a	)	(15,899)	(k	)	203
Accretion of asset retirement obligations	1,465	—	1,465	240	(a	)	—			1,705
Gain on sale of property	(2,095)	—	(2,095)	—			—			(2,095)
Rig termination costs	13,250	—	13,250	—			—			13,250
Restructuring and other termination costs	1,562	—	1,562	—			—			1,562
Other operating expenses	8,788	3,208	11,996	—			—			11,996

Total operating expenses	1,421,544	497,951	1,919,495	—			(128,088)			1,791,407

OPERATING INCOME	537,270	96,721	633,991	—			128,088			762,079

OTHER (EXPENSE) INCOME
Interest expense, net	(133,640)	(38,304)	(171,944)	—			1,226	(l	)	(170,718)
Loss on derivatives	(131,212)	(143,156)	(274,368)	—			—			(274,368)
Interest income	801	—	801	—			—			801
Other expense	(1,364)	(120)	(1,484)	—			—			(1,484)

Total other expenses, net	(265,415)	(181,580)	(446,995)	—			1,226			(445,769)

INCOME (LOSS) BEFORE INCOME TAXES	271,855	(84,859)	186,996	—			129,314			316,310
INCOME TAX (EXPENSE) BENEFIT	(61,437)	16,283	(45,154)	—			(29,108)	(m	)	(74,262)

NET INCOME (LOSS)	210,418	(68,576)	141,842	—			100,206			242,048

LESS: NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(35,206)	—	(35,206)	—			4,600	(n	)	(30,606)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$175,212	$(68,576)	$106,636	$—			$104,806			$211,442

Net income (loss) per common share:
Basic	$0.63	$(0.32)								$0.56	(o	)
Diluted	$0.63	$(0.32)								$0.56	(o	)

Weighted average common shares outstanding:
Basic	279,636	213,366					96,637	(o	)	376,273
Diluted	280,172	213,366					96,637	(o	)	376,809

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentations

The pro forma financial statements have been derived from the consolidated financial statements of Parsley and Jagged Peak as of and for the year ended December 31, 2019. Certain of Jagged Peak’s historical amounts have been reclassified to conform to Parsley’s financial statement presentation. The unaudited pro forma combined balance sheet as of December 31, 2019 gives effect to the Merger as if it had occurred on December 31, 2019. The pro forma statement of operations for the year ended December 31, 2019 gives effect to the Merger as if it had occurred on January 1, 2019.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that Parsley believes are reasonable. In Parsley’s view, all adjustments known to date that are necessary to present fairly the pro forma information have been made. The estimated merger-related transaction costs total $53.8 million, including fees related to advisory, legal, investment banking and other professional services, all of which are directly attributable to the Merger. The pro forma financial statements do not purport to represent what the combined company’s financial position or results of operations would have been if the Merger had actually occurred on the dates indicated above, nor are they indicative of Parsley’s future financial position or results of operations.

As described above, the pro forma financial statements should be read in conjunction with: (i) the consolidated financial statements of Parsley as of and for the year ended December 31, 2019, and notes related thereto, which are contained in the Parsley 2019 Form 10-K; (ii) the consolidated financial statements of Jagged Peak as of and for the year ended December 31, 2019, and notes related thereto, which are attached as an exhibit to the Current Report on Form 8-K to which these pro forma financial statements are attached as an exhibit; and (iii) the risk factors and other cautionary statements described under the heading “Item 1A. Risk Factors” included in the Parsley 2019 Form 10-K.

Note 2—Unaudited Pro Forma Combined Balance Sheet

The Merger is being accounted for using the acquisition method of accounting for business combinations. The allocation of the purchase price is based upon the closing price of Parsley’s Class A common stock on the trading day immediately preceding January 10, 2020, the date the Merger was completed. As shown below, Parsley has performed a preliminary allocation of the purchase price, which remains subject to change.

Total consideration transferred for the Merger was approximately $1.78 billion. The following table summarizes the consideration transferred at the date of the Merger. The allocation of the consideration transferred is based on management’s estimates, judgments and assumptions. When determining the fair values of assets acquired, liabilities assumed and noncontrolling interests of the acquiree, management made significant estimates, judgments and assumptions.

The preliminary merger consideration transferred, fair value of assets acquired, and liabilities assumed are as follows (in thousands, except the Exchange Ratio and per share data):

Consideration transferred:
Jagged Peak Common Stock outstanding on January 9, 2020	213,333
Exchange Ratio	0.447

Shares of Parsley Class A common stock issued	95,360
NYSE closing price per share of Parsley stock on January 9, 2020	$18.44

Fair value of Parsley Class A common stock issued	$1,758,435

Settlement of performance stock units	10,004
Replacement of restricted stock units attributable to merger consideration	7,777

Consideration transferred	$1,776,216

Fair value of assets acquired:
Cash	$42,637
Accounts receivable	61,308
Other current assets	10,563
Proved oil and gas properties	1,431,999
Unproven oil and gas properties	1,590,569
Other property, plant and equipment	4,834
Operating lease right-of-use assets	11,090
Other noncurrent assets	120

Total assets acquired	3,153,120
Fair value of liabilities assumed:
Accounts payable and accrued expenses	190,547
Derivative liabilities	31,008
Operating lease liabilities	11,525
Deferred tax liabilities, net	327,083
Long-term debt	814,435
Asset retirement obligations	2,306

Total liabilities assumed	1,376,904

Assets acquired, net of liabilities assumed	$1,776,216

Under the Merger Agreement, Jagged Peak stockholders received 0.447 shares of Parsley Class A common stock for each eligible share of Jagged Peak Common Stock issued and outstanding immediately prior to the Effective Time of the Merger. Parsley issued approximately 95.4 million shares of Parsley Class A common stock, or $1.76 billion in value, as merger consideration. As a result of the Merger, Jagged Peak restricted stock units converted into awards of Parsley restricted stock units and Jagged Peak performance stock units were settled through the issuance of 1.3 million shares of Parsley Class A common stock in accordance with the Merger Agreement.

The Merger was non-taxable to Jagged Peak stockholders, and Jagged Peak’s tax basis in the assets and liabilities carried over to Parsley.

Note 3—Pro Forma Adjustments

The following adjustments have been made to the accompanying pro forma financial statements:

(a)	The following reclassifications were made as a result of the Merger to conform to Parsley’s presentation:

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2019:

•	reflects the reclassification of approximately $2.9 million of Jagged Peak’s accounts receivable to accounts receivable joint interest;

•	reflects the reclassification of approximately $56.8 million of Jagged Peak’s accounts receivable to accounts receivable oil, natural gas and NGLs; and

•	reflects the reclassification of approximately $1.6 million of Jagged Peak’s accounts receivable to other current assets.

Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2019:

•	reflects reclassification of approximately $0.2 million of Jagged Peak’s asset retirement obligation accretion expense from depreciation, depletion and amortization (“DD&A”) to accretion expense.

•	reflects reclassification of approximately $8.5 million of Jagged Peak’s transaction expenses from general and administrative expenses to acquisition costs.

•	reflects reclassification of Jagged Peak’s asset retirement obligation accretion expense from DD&A to accretion expense.

(b)	Reflects a preliminary purchase price allocation adjustment resulting in a $1,152.8 million increase to Jagged Peak’s net book basis of property, plant, and equipment to record it at fair value.

(c)

Reflects a preliminary purchase price allocation adjustment resulting in a $27.6 million decrease to Jagged Peak’s right of use lease assets and a $31.3 million decrease to Jagged Peak’s operating lease liabilities.

(d)

Reflects a preliminary purchase price allocation adjustment resulting in a $28.8 million increase to Jagged Peak’s senior notes to record them at fair value and a $3.0 million reduction to other noncurrent assets to remove capitalized debt issuance costs related to Jagged Peak’s existing credit facility.

(e)

Reflects the impact of estimated transaction costs of $37.9 million related to the Merger, including advisory, legal, regulatory, accounting, valuation, and other professional fees that are not capitalized as part of the Merger. These transaction costs are not reflected in the December 31, 2019 consolidated balance sheets of Parsley and Jagged Peak, but are reflected in the pro forma combined balance sheet as an increase to accounts payable and accrued expenses as they were expensed by Parsley and Jagged Peak as incurred. These amounts and their corresponding tax effect have not been reflected in the pro forma statement of operations due to their nonrecurring nature. These amounts do not include nonrecurring costs and severance payments for restructuring activities that may occur subsequent to the consummation of the Merger. Such costs will be recorded as an expense in the financial statements of the combined company subsequent to the Merger.

(f)

Reflects a preliminary purchase price allocation adjustment resulting in a $236.0 million increase to the net deferred tax liability related to estimated fair value adjustments at the estimated statutory tax rate for the combined company and the impact of changes in noncontrolling interests on Parsley’s historical deferred tax liability, net.

(g)	Reflects a preliminary purchase price allocation fair value adjustment resulting in a decrease of $0.5 million to Jagged Peak’s asset retirement obligations.

(h)	Reflects the elimination of Jagged Peak’s historical equity balances in accordance with the acquisition method of accounting.

(i)

Reflects the decrease in Parsley Class A common stock of $1.2 million, additional paid in capital of $907.3 million and the decrease in noncontrolling interests of $21.9 million as a result of the issuance of shares of Parsley Class A common stock in connection with the Merger. Because the increase in the combined company’s percentage ownership interest in Parsley Energy, LLC (“Parsley LLC”) does not result in a change of control, the Merger is accounted for as an equity transaction under Accounting Standards Codification Topic 810—Consolidation, which requires that any differences between the amount by which the carrying value of the combined company’s basis in Parsley LLC is adjusted and the fair value of consideration received are derecognized directly in equity and attributed to the noncontrolling interest. The combined company’s percentage ownership of Parsley LLC increased from 88.8% to 91.4% as of December 31, 2019 on a pro forma basis.

The impact of pro forma merger adjustments on total equity are summarized below (in thousands):

	Elimination of Jagged Peak’s historical equity	Issuance of Parsley Class A common stock	Incurrence of Parsley estimated transaction costs	Pro forma equity adjustments
Class A common stock	$(2,134)	$959	$—	$(1,175)
Additional paid in capital	(871,212)	1,778,474	—	907,262
Retained earnings	(20,424)	—	(12,510)	(32,934)

Total stockholders’ equity	(893,770)	1,779,433	(12,510)	873,153
Noncontrolling interest	—	(20,317)	(1,570)	(21,887)

Total equity	$(893,770)	$1,759,116	$(14,080)	$851,266

(j)	Reflects the pro forma DD&A expense calculated in accordance with the successful efforts method of accounting for oil and gas properties, which was based on the preliminary purchase price allocation.

(k)

Reflects the elimination of transaction related expenses of $15.9 million that were income statement expense items as of December 31, 2019. These expenses are eliminated from the pro forma statement of operations due to their nonrecurring nature. These amounts do not include nonrecurring costs and severance payments for restructuring activities that will occur subsequent to the consummation of the Merger.

(l)

Reflects the impact of the fair value adjustment to historical Jagged Peak debt resulting in a decrease in interest expense by $1.2 million for the year ended December 31, 2019. This adjustment assumes that the Jagged Peak debt assumed in the Merger was outstanding from January 1, 2019 on a pro forma basis.

(m)

Reflects the income tax effect of pro forma adjustments presented. The tax rate applied to pro forma adjustments was the estimated combined statutory rate of 21.6%, before the effect of noncontrolling interests, for the year ended December 31, 2019. The effective rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities.

(n)

Reflects the impact of the issuance of shares of Parsley Class A common stock to Jagged Peak stockholders on the allocation of net income between noncontrolling interests and income attributable to Parsley stockholders.

(o)

Reflects the elimination of shares of Jagged Peak Common Stock outstanding and the issuance of shares of Parsley Class A common stock to Jagged Peak stockholders, including the impact on basic and diluted earnings per share.

The impact of pro forma merger adjustments on Parsley Class A common stock and basic and diluted earnings per share are summarized below:

Basic Earnings Per Share (in thousands, except per share data)	Year Ended December 31, 2019
Numerator:
Basic combined pro forma net income attributable to Parsley Energy, Inc. stockholders	$211,442

Denominator:
Historical basic weighted average shares outstanding - Parsley	279,636
Pro forma shares issued to Jagged Peak stockholders	96,637

Pro forma basic weighted average common shares outstanding	376,273

Pro forma basic earnings per share attributable to Parsley Energy, Inc. stockholders	$0.56

Diluted Earnings Per Share (in thousands, except per share data)
Numerator:
Diluted combined pro forma net income attributable to Parsley Energy, Inc. stockholders	$211,442

Denominator:
Historical diluted weighted average shares outstanding - Parsley	280,172
Pro forma shares issued to Jagged Peak stockholders	96,637

Pro forma diluted weighted average common shares outstanding	376,809

Pro forma diluted earnings per share attributable to Parsley Energy, Inc. stockholders	$0.56

Note 4—Supplemental Pro Forma Oil and Natural Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGLs reserves as of December 31, 2019, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2019. The proved undeveloped reserves of Jagged Peak are based on Jagged Peak’s development plans and reserve estimation methodologies. Because Parsley will develop such proved undeveloped reserves in accordance with its own development plan and, in the future, will estimate proved undeveloped reserves in accordance with its own methodologies, the estimates presented herein for Jagged Peak may not be representative of Parsley’s future reserve estimates with respect to these properties or the reserve estimates Parsley Inc. would have reported if it had owned such properties as of December 31, 2019. Parsley is currently undertaking an analysis to further refine the combined company’s pro forma reserve information that has not yet been completed. The preliminary pro forma reserve information set forth below gives effect to the Merger as if it had been completed on January 1, 2019.

Oil
In thousands of barrels (MBbls)	Parsley Historical	Jagged Peak Historical	Pro Forma Combined
Proved developed and undeveloped reserves:
Balance at December 31, 2018	294,446	91,704	386,150
Extensions and discoveries	84,186	49,937	134,123
Revisions of previous estimates	(19,269)	(28,023)	(47,292)
Purchases of reserves in place	354	60	414
Divestures of reserves in place	(1,590)	(61)	(1,651)
Production	(31,664)	(10,948)	(42,612)

Balance at December 31, 2019	326,463	102,669	429,132

Proved Developed Reserves:
Beginning of the year	170,526	54,542	225,068
End of the year	206,849	63,301	270,150
Proved Undeveloped Reserves
Beginning of the year	123,920	37,162	161,082
End of the year	119,614	39,368	158,982

Natural Gas
In millions of cubic feet (MMcf)	Parsley Historical	Jagged Peak Historical	Pro Forma Combined
Proved developed and undeveloped reserves:
Balance at December 31, 2018	572,038	80,514	652,552
Extensions and discoveries	132,642	43,268	175,910
Revisions of previous estimates	60,128	(19,945)	40,183
Purchases of reserves in place	556	53	609
Divestures of reserves in place	(4,189)	(33)	(4,222)
Production	(51,933)	(9,649)	(61,582)

Balance at December 31, 2019	709,242	94,208	803,450

Proved Developed Reserves:
Beginning of the year	358,733	50,018	408,751
End of the year	472,160	58,497	530,657
Proved Undeveloped Reserves
Beginning of the year	213,305	30,496	243,801
End of the year	237,082	35,711	272,793

Natural Gas Liquids
In thousands of barrels (MBbls)	Parsley Historical	Jagged Peak Historical	Pro Forma Combined
Proved developed and undeveloped reserves:
Balance at December 31, 2018	131,933	13,767	145,700
Extensions and discoveries	32,457	8,855	41,312
Revisions of previous estimates	(5,043)	(1,467)	(6,510)
Purchases of reserves in place	107	7	114
Divestures of reserves in place	(788)	(5)	(793)
Production	(11,002)	(1,927)	(12,929)

Balance at December 31, 2019	147,664	19,230	166,894

Proved Developed Reserves:
Beginning of the year	81,000	8,554	89,554
End of the year	96,202	11,930	108,132
Proved Undeveloped Reserves
Beginning of the year	50,933	5,213	56,146
End of the year	51,462	7,300	58,762

Total
In thousands of barrels of oil equivalent (MBoe)	Parsley Historical	Jagged Peak Historical	Pro Forma Combined
Proved developed and undeveloped reserves:
Balance at December 31, 2018	521,719	118,890	640,609
Extensions and discoveries	138,750	66,004	204,754
Revisions of previous estimates	(14,291)	(32,815)	(47,106)
Purchases of reserves in place	554	76	630
Divestures of reserves in place	(3,076)	(72)	(3,148)
Production	(51,322)	(14,483)	(65,805)

Balance at December 31, 2019	592,334	137,600	729,934

Proved Developed Reserves:
Beginning of the year	311,315	71,432	382,747
End of the year	381,744	84,981	466,725
Proved Undeveloped Reserves
Beginning of the year	210,404	47,458	257,862
End of the year	210,590	52,619	263,209

Standardized Measure of Discounted Future Net Cash Flows

The following table presents the estimated pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2019. The pro forma standardized measure information set forth below gives effect to the Merger as if it had been completed on January 1, 2019. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows” reported in the notes to the consolidated financial statements of Parsley contained in the Parsley 2019 Form 10-K and the consolidated financial statements of Jagged Peak as of and for the year ended December 31, 2019, and notes related thereto, which are attached as an exhibit to the Current Report on Form 8-K to which these pro forma financial statements are attached as an exhibit. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the aforementioned notes to the consolidated financial statements of Parsley and Jagged Peak. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2019.

The following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Merger been completed on January 1, 2019 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including certain of those discussed under the heading “Item 1A. Risk Factors” included in the Parsley 2019 Form 10-K. The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2019 is as follows:

In thousands	Parsley Historical	Jagged Peak Historical	Pro Forma Combined
Future cash inflows	$20,409,082	$5,605,673	$26,014,755
Future development costs	(2,280,552)	(859,576)	(3,140,128)
Future production costs	(6,240,997)	(1,840,141)	(8,081,138)
Future income tax expenses	(1,485,523)	(365,631)	(1,851,154)

Future net cash flows	10,402,010	2,540,325	12,942,335
10% discount to reflect timing of cash flows	(5,439,514)	(1,177,483)	(6,616,997)

Standardized measure of discounted future net cash flows	$4,962,496	$1,362,842	$6,325,338

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2019 are as follows:

In thousands	Parsley Historical	Jagged Peak Historical	Pro Forma Combined
Standardized measure of discounted future net cash flows at the beginning of the year	$5,893,902	$1,543,268	$7,437,170
Sales of oil and natural gas, net of production costs	(1,606,669)	(477,830)	(2,084,499)
Purchase of minerals in place	7,411	453	7,864
Divestiture of minerals in place	(19,768)	(1,439)	(21,207)
Extensions and discoveries, net of future development costs	1,714,706	560,940	2,275,646
Previously estimated development costs incurred during the period	469,798	205,316	675,114
Net changes in prices and production costs	(2,205,679)	(288,627)	(2,494,306)
Changes in estimated future development costs	83,125	24,418	107,543
Revisions of previous quantity estimates	(146,203)	(597,510)	(743,713)
Accretion of discount	677,486	183,213	860,699
Net change in income taxes	187,697	119,419	307,116
Net changes in timing of production and other	(93,310)	91,221	(2,089)

Standardized measure of discounted future net cash flows at the end of the year	$4,962,496	$1,362,842	$6,325,338